Exhibit 3.1

DEAN HELLER
Secretary of State                                  Filed # C7137-88
204 North Carson Street, Suite 1                           ---------
Carson City, Nevada 89701-4299
[Illegible phone number]
Website: secretaryofstate.biz                            APR 15 2004

                                                      IN THE OFFICER OF
--------------------------------------                 /s/ Dean Heller
                                               DEAN HELLER, SECRETARY OF STATE
      Certificate of Amendment
  PURSUANT TO NRS 78.385 and 78.390

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IMPORTANT: READ ATTACHED INSTRUCTIONS
BEFORE COMPLETING FORM.                       ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

           (PURSUANT TO NRS 78.385 AND 78-390 AFTER ISSUANCE OF STOCK)

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1.   Name of Corporation:
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Centre Capital Corp.

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2.   The articles have been amended as follows (provide article numbers, if available):
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Article One has been amended to change the name of the corporation from Centre
Capital Corp. to Golden Health Holdings, Inc.

Article Four has been amended to increase the number of total authorized share to 110,000,000 of which 100,000,000 is common stock and 10,000,00 share are preferred stock with the designation, preferences, rights (including voting rights) and limitations which may be established by the Board of Directors of the corporation or an authorized committee thereof without the prior consent of the stockholders.

Certificate of Amendment is attached as Exhibit A.

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3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60.2%

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4.   Effective date of filing
     (optional):
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               (must not be later than [??] days after the certificate is filed.

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5. Officer Signature (required): /s/ [chinese characters]
                                 -----------------------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES. SEE ATTACHED FEE SCHEDULE.

                                                                [Illegible text]

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                              CENTRE CAPITAL CORP.

          Centre Capital Corp., a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada (the "CORPORATION"), does hereby certify as follows:

          FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 78.315 of the Nevada Revised Statutes, duly adopted the following resolution setting for the the amendment to the Certificate of Incorporation as filed on September 6, 1988:

               RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation as
          filed  on  September  6,  1988  (the   "CERTIFICATE  OF
          INCORPORATION"), by deleting Article One and Article Four of the Certificate of Incorportation in their entirety and replacing it with the following:

               "ONE:  The  name  of the  Corporation  is  "Golden
          Health Holdings, Inc.

               FOUR:  The  aggregate  number of shares  which the
          Corporation shall have authority to issue is (i) One Hundred Million (100,000,000) common shares, with a par value of $0.001 per share and (ii) Ten Million (10,000,000) shares of Preferred Stock, with a par value of $0.001 per share (the "PREFERRED STOCK"). Authority is hereby expressly granted to the Board of Directors (the "BOARD") of the Corporation (or a
          committee thereof to which such authority may be delegated by the Board pursuant to the by-laws of the Corporation), without requirement of any or further approval or other action by the stockholders of the Corporation, to designate, establish and issue shares of the Preferred Stock from time to time, in one or more series, and to fix by resolution or resolutions, the number of shares, the relative designations, powers, preferences, and rights (including, without limitation, liquidation, dividend and voting rights), and the relative qualifications, limitations, and restrictions, of each such series, to the fullest extent now or hereafter permitted by the laws of the State of Nevada."

          SECOND:  That, by written consent  executed in accordance with Section
78.320 of the Nevada Revised Statutes, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, voted in favor of the adoption of the amendments to the Certificate of Incorporation.

          THIRD: That said amendment was duly adopted in accordance with Section
78.390 of the Nevada Statues.

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


         IN WITNESS WHEREOF  [ILLEGIBLE]



                                                       /s/ [chinese characters]
                                                       -------------------------
                                                       Zhijian Lu
                                                       Chief Executive Officer
                                                       Centre Capital Corp.